Exhibit 10.27









                                    TABB, LLC

                                LIMITED LIABILITY

                                COMPANY AGREEMENT










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                                LIMITED LIABILITY

                                COMPANY AGREEMENT

                                       OF

                                    TABB, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                  The undersigned members, desiring to form a limited liability company under the Delaware Limited Liability Company Act, hereby agree as follows:

                                    ARTICLE 1

                                    FORMATION

                  1.1 NAME. The name of the limited liability company is TABB, LLC (the "Company"). At such time as TA Operating Corporation is no longer a member of the Company, the Company shall immediately change its name to a name which does not include "TA" and shall cease using "TABB" and "TA" in any manner. At such time as Burns Bros., Inc. is no longer a member of the Company, the Company shall immediately change its name to a name which does not include "BB" and shall cease using "TABB" and "BB" in any manner. Each member agrees that upon the completion of the dissolution and winding up of the Company the right of the Company to use the names "TABB", "TA" and "BB" shall cease and the Company shall have no continuing rights or interests in such names or in any derivations thereof to use or to convey to others (including any members) for use thereafter. The Company and the members acknowledge and agree that the

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restrictions on the use of names contained in this Section 1.1 apply to any and all uses of such names by the parties subject to such restrictions, including but not limited to the use of any trade name, service name, trademark, service mark, logo or other intellectual property rights which may incorporate any such name in whole or in part.

                  1.2 CERTIFICATE OF FORMATION. A Certificate of Formation having an effective date of November 16, 1995 shall be filed with the Delaware Secretary of State promptly upon execution of this Agreement and before the Company begins conducting business.

                  1.3 DURATION. The Company shall exist for a period ending on December 31, 2025, unless earlier dissolved as provided in this Agreement.

                  1.4 PRINCIPAL PLACE OF BUSINESS. The principal office of the Company initially shall be located at 24651 Center Ridge Road, Westlake, Ohio 44145. The Company may relocate the principal office or establish additional offices from time to time.

                  1.5 REGISTERED OFFICE AND REGISTERED AGENT. The Company's initial registered office in Delaware shall be located at 1209 Orange St., Wilmington, Delaware 19801. The Company's registered agent in Delaware and in each state in which the Company appoints a registered agent shall be CT Corporation.

                  1.6 PURPOSE. The purpose of the Company is to form and operate a network of truckstops and travel plazas to enable members of the network to compete for fuel purchase contracts with trucking companies desiring to purchase fuel at a negotiated price and on acceptable terms at locations throughout the


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United States and to receive periodically a single statement for such purchases from a single source. The Company may engage in any and all lawful activities necessary or incidental to the foregoing purpose.

                                    ARTICLE 2

                      MEMBERS, CONTRIBUTIONS, AND INTERESTS

                  2.1 NAMES AND ADDRESSES. The names and addresses of the founding members of the Company and the amount of their initial capital contributions are:

NAME AND ADDRESS                                                 CONTRIBUTION

Burns Bros., Inc.                                                $  10,000
                                                                  ------------
    Address:

        Weatherly Building, Suite 1200
        516 S.E. Morrison
        Portland, Oregon 97214

TA Operating Corporation,
dba Truckstops of America                                        $  10,000
                                                                  -----------

    Address:

        King James Office Park
        Point Five Building
        Suite 300
        24601 Center Ridge Road
        Cleveland, Ohio 44145

Each founding member's initial capital contribution shall be paid in cash.

                  2.2 OTHER BUSINESS OF MEMBERS. Subject to any restrictions imposed upon the members in any other agreement they may enter into with the Company, each member may engage independently or with others in other business



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and investment ventures of every nature and description and shall have no obligation to account to the Company or to the other member for such business or investments or for business or investment opportunities.

                  2.3 ADDITIONAL MEMBERS. Additional members shall not be admitted except with the consent of both founding members. Any additional members shall have such management and economic rights with respect to the Company as shall be mutually agreed upon by the founding members.

                  2.4 ADDITIONAL CONTRIBUTIONS. The members shall not be required or permitted to make additional capital contributions unless the members approve and set the amount of the additional capital contributions. Each member's additional capital contributions shall be equal in amount to the other member's contributions, and shall be paid in cash, unless the members agree otherwise. In no event will any member be required to make any capital contribution or other payment to restore any deficit balance in such member's capital account maintained as provided in Section 2.6.

                  2.5 NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on capital contributions or on capital accounts.

                  2.6 CAPITAL ACCOUNTS.

                           (a) An individual capital account shall be maintained
for each member. Each member's capital account shall be (i) credited with all capital contributions by such member and with all Net Profits and items in the


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nature of income and gain allocated to such member under the terms of this
Agreement; and (ii) charged with the amount of all distributions to such member and with all Net Losses and items in the nature of losses and deductions allocated to such member under the terms of this Agreement. Capital accounts shall be maintained in accordance with federal income tax accounting principles in compliance with Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"); and, to the extent not inconsistent with the provisions of this Agreement, the provisions of this Agreement relating to the maintenance of capital accounts shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                           (b) If all or any portion of a member's interest in
the Company is transferred to a third party in compliance with the provisions of
Article 7, the original capital account established for the transferee of such interest shall be in the same amount as the capital account of the member which such transferee succeeds with respect to the transferred interest. The capital account of any member whose interest shall be increased by means of the transfer to it of all or part of the interest of another member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a capital contribution of or distribution to a then member shall include a capital contribution or distribution previously made by or to any prior member on account of the interest of such then member.


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                                    ARTICLE 3

                                   MANAGEMENT

                  3.1 GENERAL. The business and affairs of the Company will be managed by the members. Except as otherwise provided in this Agreement, all members shall be entitled to vote on any matter submitted to the vote or consent of the members. All decisions of the members shall be made by the unanimous action of the members entitled to vote thereon.

                  3.2 MANAGEMENT COMMITTEE. Except for those matters specifically reserved for action by the members under the terms of this Agreement, the members will manage the business and affairs of the Company through a management committee consisting of four individuals (each a "representative"). Each member will appoint two executive officers of the member to serve as the member's representatives. Each member will appoint another executive officer of the member to act as an alternate in the absence of one of the member's representatives. Each member may remove at will one or both of the member's representatives and the member's alternate. Each member promptly will notify the other member in writing of appointments and removals of the member's representatives and alternate.

                  3.3 QUORUM. The presence of three (3) out of the four (4) representatives will constitute a quorum for the transaction of business at any regularly scheduled meeting of the management committee or any special meeting of the management committee.

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                  3.4 MANNER OF ACTING. The act of the majority of the
representatives present at a meeting at which a quorum is present will be the act of the management committee, provided that at least one representative of each member must be included in the majority for any action to be authorized and approved.

                  3.5 AUTHORITY. The management committee shall have no authority to bind the Company, and a representative shall have no authority to bind the Company or to bind the member he or she represents, as to any matter except by act of the majority as provided in this Article.

                  3.6 MEETINGS. During the one year period commencing on the date of this Agreement, the management committee shall meet not less frequently than one time in each month at a regularly scheduled time and place. Thereafter, the management committee shall hold regular meetings, at a regularly scheduled time and place, with such frequency as the members may decide. The management committee also shall meet at such other times and places as the management committee has agreed, and may specially meet upon call of one or more representatives by written notice given to all other representatives and alternates not less than forty-eight hours before the time set for the meeting. The notice of special meeting shall specify the time, place and purpose of the meeting.

                           3.6.1 MEETINGS BY TELEPHONE. Meetings of the
management committee may be held by conference telephone or by any other means of communication by which all participants can hear each other simultaneously


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during the meeting, and such participation shall constitute presence in person at the meeting.

                           3.6.2 INFORMAL ACTION. Any action required to be
taken at a meeting of the management committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by those representatives whose affirmative votes would be required to authorize such action at a meeting.

                  3.7 DEADLOCK. In the event the management committee is unable to agree upon the taking of any action required or permitted to be taken by the management committee, which the member whose representatives have recommended such action reasonably believes to be in the best interests of the Company and which materially affects the business of the Company, the member whose representatives have recommended such action may declare that a deadlock exists by delivering written notice to such effect to the other member within thirty
(30) days after the last meeting at which such matter was considered by the management committee. For a period of up to thirty (30) days after such other member's receipt of such notice, the chief executive officers of the members shall consider the matter which has produced the deadlock in a good faith effort to resolve the deadlock. If such officers should fail to resolve the deadlock in such period, then the member declaring the deadlock shall have the right (acting alone) to elect to cause the dissolution and termination of the Company within ninety (90) days after the expiration of the second 30-day period referred to above.

                  3.8 SALARIES; EXPENSE REIMBURSEMENTS. Representatives and


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alternates shall not receive from the Company a salary or other compensation for services as a representative on the management committee. However, representatives and alternates shall be reimbursed by the Company for all reasonable expenses incurred by them in connection with attending meetings of the management committee, promptly upon the presentation by them of such written documentation of such expenses as would be reasonably necessary in order for the Company to support the deduction of such expenses for federal income tax purposes.

                  3.9 OTHER AGENTS. The management committee shall appoint a general manager, and may appoint such other agents as the management committee deems necessary, to carry out the day-to-day activities of the Company. The general manager shall have general supervision and control of the day-to-day business activities of the Company; PROVIDED that the general manager must act in accordance with the limitations of this Agreement and general business policies and specific operational directives adopted from time to time by the management committee. Any other agents appointed by the management committee shall have only the authority expressly conferred in writing by the management committee. The management committee shall have the right to cause the Company to engage any member, any affiliate of a member or any third party to provide any or all of the billing and collection services which the Company is obligated to provide under any Agency Agreement entered into with any member of its network.

                3.10 EXECUTION OF DOCUMENTS. No member, representative or agent


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shall have authority to execute and deliver any contract, lease, certificate or other document on behalf of the Company except as provided in this Section. In furtherance of the delegation of authority to the general manager under Section 3.9, the general manager shall have the power and authority to negotiate and enter into, on behalf of the Company: (i) fuel purchase contracts which meet the guidelines for such contracts established by the members under the separate Agency Agreements between the members and the Company; and (ii) such other contracts and agreements, entered into in the ordinary course of the Company's business, as the management committee may expressly delegate to the general manager from time to time. All other documents to be executed and delivered on behalf of the Company shall be approved by the management committee and executed by at least one representative of each member.

                3.11 BINDING EFFECT OF ACTIONS. Any action taken by the members, the management committee, the general manager or any other agent on behalf of the Company in accordance with the provisions of this Article 3 shall constitute the act of the Company and shall serve to bind the Company. No member, representative, agent or other person shall, on behalf of or in the name of the Company, take any action which has not been authorized in accordance with this
Article 3, and any such action shall not bind the Company or constitute its act.



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                                    ARTICLE 4

                             ACCOUNTING AND RECORDS

                  4.1 BOOKS OF ACCOUNT. The management committee shall cause the Company to maintain complete and accurate books and records at the principal office. The books and records shall be appropriate and adequate for the Company's business and for the carrying out of this Agreement. Each member may inspect and copy all books and records of the Company at all reasonable times.

                  4.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

                  4.3 ACCRUAL METHOD. The Company will adopt the accrual method of accounting for tax and financial reporting purposes.

                  4.4 ACCOUNTING REPORTS. Within ninety (90) days after the close of each fiscal year, or as soon thereafter as practicable, the management committee shall cause each member to receive unaudited financial reports of the activities of the Company for the preceding fiscal year, including a copy of a balance sheet of the Company as of the end of such year and a statement of income or loss for such year. All financial statements of the Company shall be prepared in accordance with generally accepted accounting principles, consistently applied.

                  4.5 TAX RETURNS. The management committee shall cause all required federal and state income tax returns for the Company to be prepared and timely filed with the appropriate authorities. Within ninety (90) days after the end of each fiscal year, or as soon thereafter as practicable, each member shall


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be furnished a statement suitable for use in the preparation of the member's income tax return, showing the amounts of any distributions, contributions, gains, losses, profits or credits allocated to the member during such fiscal year. TA Operating Corporation will serve as the "tax matters partner" for federal tax purposes. The Company shall, to the fullest extent permitted by law, reimburse and indemnify the tax matters partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the tax matters partner in connection with any administrative or judicial proceeding with respect to the tax liability of the members.

                                    ARTICLE 5

                          ALLOCATIONS AND DISTRIBUTIONS

                  5.1      ALLOCATIONS OF NET PROFITS AND NET LOSSES.

                           (a) DEFINITIONS. As used in this Agreement, the
following terms shall have the meanings ascribed to them below:

                                    (1) The "Book Value" of any Company asset
         shall mean its adjusted basis for federal income tax purposes, except as hereinafter provided. The initial Book Value of any asset contributed by a member to the Company shall be the gross fair market value of such asset at the time of such contribution (the "Initial Book Value"). The Book Value of any asset of the Company may be adjusted by the Company to equal its gross fair market value, as determined by the management committee, as of the following times: (A) the admission of a


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         new member to the Company or acquisition by an existing member of an additional interest in the Company; (B) the distribution by the Company of money or property to a retiring or continuing member in consideration for the retirement of all or a portion of such member's interest in the Company; (C) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and
         (D) such other times as determined by the members. The Book Value of a Company asset shall be adjusted for the depreciation and amortization of such asset taken into account in computing Net Profits and Net Losses and for Company expenditures and transactions that increase or decrease the asset's federal income tax basis.

                                    (2) "Company Minimum Gain" has the meaning
         of "partnership minimum gain" as set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

                                    (3) "Member Minimum Gain" has the meaning of
         "partner nonrecourse debt minimum gain" as set forth in Sections 1.704-2(i)(3) and (5) of the Treasury Regulations, determined in accordance with Sections 1.704-2(g)(1) and (3) of the Treasury Regulations.

                                    (4) "Member Nonrecourse Debt" has the
         meaning of "partner nonrecourse debt" as set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

                                    (5) "Member Nonrecourse Deductions" has the
         meaning of "partner nonrecourse deductions" as set forth in Section


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         1.704-2(i)(2) of the Treasury Regulations. The amount of Member
         Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year of the Company equals the excess, if any, of the net increase, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during such fiscal year over the aggregate amount of any distributions during such fiscal year to the member that bears the economic risk of loss for such Member Nonrecourse Debt, to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Section 1.704-2(i)(2) of the Treasury Regulations.

                                    (6) "Net Profits" and "Net Losses" shall
         mean the income and loss of the Company as determined in accordance with the accounting methods followed by the Company for federal income tax purposes, including income exempt from tax and described in Code
         Section 705(a)(1)(B), treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Code
         Section 705(a)(2)(B) and treating as an item of gain (or loss) the excess (deficit), if any, of the fair market value of distributed property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to Company assets shall be computed with reference to their Book Value rather than to


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         their adjusted bases. The parties acknowledge that TABB's revenues, income and working capital are to be provided principally from fees paid by member firms of the TABB network as determined under their respective Agency Agreements with TABB. Accordingly, TABB's Net Profit or Net Loss for any fiscal year generally will represent any excess or deficit of the aggregate amount of such fees for such fiscal year relative to TABB's aggregate expenses for such fiscal year.

                                    (7) "Nonrecourse Deductions" has the meaning
         set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate distributions made during the year of proceeds of any Nonrecourse Liability that are allocable to an increase in Company Minimum Gain.

                                    (8) "Nonrecourse Liability" has the meaning
         set forth in Sections 1.704-2(b)(3) and 1.752-1(a)(2) of the Treasury Regulations.

                                    (9) "Treasury Regulations" shall mean the
         federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such regulations may be amended from time to time.

                           (b) NET PROFITS GENERALLY. Except as otherwise
provided in paragraphs (d) and (e) below, the Net Profits of the Company shall be allocated among the members in the following order and priority:

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                                    (1) first, among the members until the
         cumulative Net Profits allocated pursuant to this paragraph (b)(1) are equal to the cumulative Net Losses allocated among the members pursuant to paragraph (c)(3) below for all prior periods, and in the proportions that such Net Losses have been so allocated;

                                    (2) then, among the members until the
         cumulative Net Profits allocated pursuant to this paragraph (b)(2) are equal to the cumulative Net Losses allocated among the members pursuant to paragraph (c)(2) below for all prior periods, and in the proportions that such Net Losses have been so allocated; and

                                    (3) thereafter, among the members in
         proportion to their respective capital contributions.

                           (c) NET LOSSES GENERALLY. Except as otherwise
provided in paragraphs (d) and (e) below, the Net Losses of the Company shall be allocated among the members in the following order and priority:

                                    (1) first, among the members until the
         cumulative Net Losses allocated pursuant to this paragraph (c)(1) are equal to the cumulative Net Profits allocated among the members pursuant to paragraph (b)(3) above for all prior periods, and in the proportions that such Net Profits have been so allocated;

                                    (2) then, among the members in proportion


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         to, and to the extent of, the positive capital account balances of the members; and

                                    (3) thereafter, among the members in
         proportion to their respective capital contributions.

                           (d) OTHER ALLOCATION RULES.

                                    (1) Except as provided in paragraph (d)(3)
         below, in the event any member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to such member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit balance in the capital account of such member as quickly as possible.

                                    (2) Except as provided in paragraph (d)(3)
         below, in the event any member has a deficit balance in its capital account at the end of any fiscal year, such member shall be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance in the capital account of such member as quickly as possible.

                                    (3) Notwithstanding any other provision of
         this Article 5, if there is a net decrease in Company Minimum Gain during any fiscal year of the Company, each member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such member's share


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         of the net decrease in Company Minimum Gain, to the extent required under the Section 1.704-2 of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2 of the Treasury Regulations. This paragraph (d)(3) is intended to comply with the "minimum gain chargeback" requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith.

                                    (4) To the extent an adjustment to the
         adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations
         Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the members in a manner consistent with the manner in which their capital accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                                    (5) Nonrecourse Deductions and Nonrecourse
         Liabilities for any fiscal year or other period shall be allocated among the members in proportion to their respective capital contributions. Member Nonrecourse Deductions and Member Nonrecourse Debt for any fiscal year or other period shall be allocated among the


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         members in accordance with applicable Treasury Regulations under
         Sections 704 and 752 of the Code.

                                    (6) For purposes of determining the Net
         Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses and any such other items shall be deemed to have been earned ratably over the period of the fiscal year of the Company, except that Net Profits, Net Losses and any other items arising from the sale or other disposition of assets of the Company, other than in the ordinary course of business, shall be taken into account as of the date of such sale or other disposition.

                                    (7) Except as otherwise provided in this
         Agreement, all items of income, gain, loss and deduction, and any other allocations not otherwise provided for, shall be allocated among the members in the same proportions as they share Net Profits or Net Losses (as the case may be) for each fiscal year.

                           (e) CURATIVE ALLOCATIONS. The allocations set forth
in paragraph (d)(1), (2), (3), (4) and (5) above (the "Regulatory Allocations") are intended to comply with certain of the requirements of Section 1.704-1(b) of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the members intend to share distributions from the Company. Accordingly, the members hereby are authorized to divide other allocations of income, gain, deduction or loss among the members so as to prevent the


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Regulatory Allocations from distorting the manner in which distributions from the Company are intended to be shared among the members pursuant to this Agreement. The members will have the discretion to accomplish this result in any reasonable manner.

                           (f)      TAX ALLOCATIONS.

                                    (1) In accordance with Code Section 704(c)
         and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Initial Book Value.

                                    (2) In the event the Book Value of any
         Company asset is adjusted as specified in Section 5.1, subsequent allocations of income, gain, loss and deduction for tax purposes with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  5.2      DISTRIBUTIONS.

                           (a) TAX DISTRIBUTIONS. The Company shall make
distributions to the members to enable the members to pay federal, state and local income taxes attributable to their interests in the Company (including


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quarterly tax distributions to those members who make estimated tax payments), and all distributions under this paragraph (a) shall be made to the members based upon an assumed tax rate equal to the highest marginal tax rate then applicable to any of the members, and among the members based upon their relative shares of the Company's taxable income for the period.

                           (b) INTERIM DISTRIBUTIONS. The Company may make other
distributions to the members when, as and if declared by the management committee (except in connection with the termination and winding up of the Company), and all distributions under this paragraph (b) shall be made among the members in proportion to their capital contributions.

                           (c) WITHDRAWALS OF CAPITAL CONTRIBUTIONS. No member
shall be entitled to withdraw any part of its capital contributions to, or to receive any distributions from, the Company except as provided in this Section 5.2, Section 6.1 and Section 6.3. No member shall be entitled to demand or receive any property from the Company other than cash, except as provided in
Section 6.3.

                  5.3 LIMITATION ON DISTRIBUTIONS. No distributions shall be declared and paid unless, after such distributions are made, the assets of the Company exceed the liabilities of the Company.

                                    ARTICLE 6

                             WITHDRAWAL; DISSOLUTION

                  6.1 VOLUNTARY RIGHT OF RESIGNATION AND WITHDRAWAL. Each member


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shall have the right to voluntarily resign from the Company, by the delivery of written notice to such effect to the Company and the other member, at any time after September 30, 1998 and on or before December 31, 1998. In the event a member elects to resign as aforesaid, the Company shall be dissolved in accordance with Section 6.2 unless the other member elects to continue the Company and admit a new member thereto in accordance with the second paragraph of Section 6.2; and if the other member makes the election to continue the Company the resigning member shall be entitled to receive a cash payment from the Company, in exchange for and in complete termination of the resigning member's interest in the Company, equal to the amount such resigning member would have received had the Company been liquidated and dissolved in accordance with Section 6.3 as of the date the notice of such resignation is received by the Company.

                  Except as provided in this Section 6.1, in connection with the transfer of a member's entire interest in the Company to a transferee who is admitted as a substituted member in accordance with Article 7, or in connection with the dissolution and termination of the Company in accordance with Section 6.2, no member shall be entitled to resign or withdraw from the Company.

                  6.2 TERM. The Company will dissolve upon the earliest to occur of (i) December 31, 2025; (ii) the mutual agreement of the founding members to dissolve and terminate the Company; (iii) the bankruptcy (as defined in Section 18-101(1) of the Delaware Limited Liability Company Act) or dissolution of a member; (iv) the resignation of a member in accordance with Section 6.1 of this


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Agreement; (v) if any event described in subparagraphs (A) - (F) below has occurred and the member not affected by such event elects to dissolve and terminate the Company, by written notice to such effect delivered to the Company and the affected member, within ninety (90) days after the occurrence of such event or such later date upon which the electing member first learns of the occurrence of such event, (A) the affected member has materially breached this Agreement or any agreement between the Company and such affected member, (B) the Company or any of its representatives, managers, agents or employees have materially breached the confidentiality covenants entered into for the benefit of the electing member, (C) the Company has materially breached any agreement between the Company and the electing member, (D) a deadlock has been declared and has not been resolved with respect to any matter recommended for approval by the representatives of the electing member serving on the management committee (as described under "DEADLOCK," Section 3.7 above), (E) any secured creditor of the affected member which has been granted a security interest in the affected member's membership interest in the Company commences any action to foreclose upon such membership interest, or (F) a Change in Control (as hereinafter defined) has occurred with respect to the affected member; or (vi) the order by any court of competent jurisdiction decreeing that the Company be dissolved and terminated. For purposes of this Section 6.2, a "Change in Control" with respect to a member shall be deemed to have occurred if (x) there is any substantial change in the individuals who constitute the executive officers of such member immediately prior to the event or the entering into of any agreement with respect to any transaction described below, which substantial change results directly from any of the following: (1) the sale or other disposition of a majority of the outstanding capital stock of such member, entitled to vote in the election of directors, to a person or group of persons who are not then affiliates of such member in a single transaction or series of related transactions; (2) the sale or other disposition of all or substantially all of the operating assets of such member to a person or group of persons who are not then affiliates of such member in a single transaction or series of related transactions; (3) a merger, consolidation or other similar transaction the effect of which is substantially the same as a transaction described in clause
(1) or (2) above; (4) a decision of the Board of Directors of such member to remove such individuals from office or to materially diminish the nature or scope of the responsibilities, duties, power or authority of such individuals; or (y) the Board of Directors of such member takes any action to remove from office (other than by reason of disability), or to materially diminish the nature or scope of the responsibilities, duties, powers or authority of, three
(3) or more of the individuals who are then the executive officers of such member actively involved in the management of the day-to-day operations of such member, in any period of twelve (12) consecutive months; or (z) in the case of TA Operating Corporation, there should occur any merger or other combination of the businesses of TA Operating Corporation and National Auto/Truckstops, Inc.

For purposes hereof, a substantial change in the executive officers of a member shall be deemed to have occurred directly as a result of any of the transactions described in clause (x)(1), (2) or (3) above if (without limiting the circumstances in which the change may result directly from such transaction) such substantial change occurs within one (1) year after the occurrence of such event. For purposes hereof, a "substantial change in the executive officers of a member" shall mean the change (other than by reason of death, disability or voluntary resignation) or material diminution in the nature or scope of the responsibilities, duties, powers or authority of three (3) or more of the individuals who are then executive officers of such member actively involved in the management of the day-to-day operations of such member.

                  If an event described in clause (iii) or clause (iv) above occurs with respect to a member, the other members shall have the right, for a period of ninety (90) days after the occurrence of such event, to elect unanimously to continue the business of the Company and admit a new member to take the place of the affected member. If the remaining members make this election, the Company will not be dissolved and terminated as a result of such event.

                  6.3 LIQUIDATION UPON DISSOLUTION AND WINDING UP. Upon the dissolution of the Company, the remaining member(s) shall wind up the affairs of the Company. A full account of the assets and liabilities of the Company shall be taken. The assets shall be liquidated and the business wound up as promptly as possible by either or both of the following methods: (i) selling the assets and applying the proceeds thereof as hereinafter provided; or (ii) if all remaining members shall agree, retaining the assets, adjusting the capital accounts of the members in accordance with Article 5 to reflect a deemed sale of such assets at their aggregate Book Value as of the date of dissolution and applying such assets as hereinafter provided.

                  The proceeds of any liquidation or the retained assets of the Company shall be applied as follows: (i) first, to the expenses of dissolution and winding up; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the liquidating member(s), by an escrow agent selected by the liquidating member(s)) and at the expiration of such period as the liquidating member(s) may deemed advisable the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the members or their affiliates and any fees and reimbursements payable under this Agreement to the members or their affiliates; (v) fifth, to the members in proportion to and to the extent of their positive capital account balances; and (vi) sixth, any balance to the members in accordance with Section 5.2(b).

                                    ARTICLE 7

                              TRANSFER OF INTEREST

                  A member may sell, transfer or assign all or any part of its interest in the Company to any entity which controls, is controlled by or is under common control with such member; PROVIDED that two (2) or more of the individuals who are then executive officers of the transferring member actively involved in the management of the day-to-day operations of such member are executive officers of the transferee actively involved in the management of the day-to-day operations of the transferee, and FURTHER PROVIDED that no interest in the Company shall be sold, transferred or assigned, by operation of law or otherwise, under this sentence to National Auto/Truckstops, Inc. or to any entity controlled by National Auto/Truckstops, Inc. For the purpose of this Article, one entity controls another entity if the first entity beneficially owns not less than a majority of the voting rights of the entity or not less than two-thirds of the rights to share in distributions by the entity. A member may not sell, transfer or encumber, including any voluntary or involuntary transfer by operation of law by merger, in bankruptcy or by way of execution, seizure or sale by legal process, or otherwise, all or any part of its interest in the Company to any other entity, or to any natural person, except with the prior written consent of the other member, which consent may be withheld for any reason or no reason in the sole discretion of the other member; PROVIDED, that Burns Bros., Inc. acknowledges and consents to the granting by TA Operating

Corporation of a security interest in TA Operating Corporation's membership interest in the Company and rights under this Agreement pursuant to that certain Security Agreement dated as of December 9, 1993, as amended, among TA Operating Corporation, TA Franchise Systems, Inc., TA Holdings Corporation and Chemical Bank, as collateral agent for certain financial institutions and holders of senior secured notes who are lenders to TA Operating Corporation; and FURTHER PROVIDED that TA Operating Corporation acknowledges and consents to the granting by Burns Bros., Inc. of a security interest in Burns Bros., Inc.'s membership interest in the Company and its rights under this Agreement pursuant to that certain Security Agreement Covering Accounts, Chattel Paper, Documents, Instruments and General Intangibles dated as of March 20, 1992, as amended, by and between Burns Bros., Inc. and United States National Bank of Oregon. A permitted transferee (whether such transferee becomes a transferee by reason of a transfer permitted by the first sentence or by the second sentence of this
Article 7) of a member shall have only the rights of an assignee as provided by Delaware law and may be admitted to the Company as a substituted member only with the prior written consent of the non-transferring member, which consent may be withheld for any reason or no reason in the sole discretion of the non-transferring member.

                                    ARTICLE 8

                                 INDEMNIFICATION

                  8.1 INDEMNIFICATION. Any person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was (i) a member (or a shareholder, director, officer, employee or agent thereof), or (ii) a representative or alternate of a member serving on the management committee (collectively, the "Indemnified Persons"), shall be indemnified by the Company for any losses or damages sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person's reasonably related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section
8.1 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith or other willful misconduct by such Indemnified Person, or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the members, in each case as determined by a court of competent jurisdiction. The duty of the Company to indemnify the Indemnified Persons under this Section 8.1 shall be limited to the assets of the Company and no recourse shall be available against any member for satisfaction of such indemnification obligations of the Company.

                  8.2 WAIVER OF LIABILITY. Representatives and alternates serving on the management committee shall not be personally liable to the Company or to its members for monetary damages for conduct as members of the management committee, unless the actions of such persons constitute gross negligence, fraud, misrepresentation, bad faith, willful misconduct or breach of the duty of loyalty owed by such persons to the Company and the members, in each case as determined by a court of competent jurisdiction. No repeal or amendment of this section or of the Delaware Limited Liability Company Act shall adversely affect any right or protection of a representative or alternate for actions or omissions prior to the repeal or amendment.

                                    ARTICLE 9

                        CONFIDENTIALITY; NONSOLICITATION

                  9.1 ACCESS TO INFORMATION; CONFIDENTIAL TREATMENT. All information disclosed by any party hereto (a "disclosing party") to any other party hereto (a "receiving party") in connection with this Agreement or otherwise, and whether disclosed prior to, on or after the date hereof, is deemed to be confidential unless the disclosing party expressly advises the receiving party to the contrary in writing. Each receiving party undertakes to keep confidential during the term of this Agreement and for a period of five (5) years thereafter any and all information disclosed by or otherwise obtained from a disclosing party as aforesaid, and not to disclose the same to any third party or to use it for its own benefit, unless (i) the same is first disclosed to the receiving party by a source other than the disclosing party or an affiliate of such disclosing party (said source having properly obtained the information independently of the disclosing party or any such affiliate), (ii) the information has previously been, at the time, made generally available to the public by a source neither directly nor indirectly related to the receiving party, or (iii) the information was known to the receiving party or its affiliates at the time of its initial disclosure to the receiving party by the disclosing party; PROVIDED that the foregoing limitations shall not apply to the disclosure or use of such information by the receiving party (x) to the extent necessary to perform its obligations under this Agreement or any other agreement between the receiving party and any other party to this Agreement or (y) as may be required by law. Each party hereto also agrees that the existence and terms of the relationships among them contemplated by this Agreement shall be confidential information subject to the restrictions of this Section 9.1.

                  Should the receiving party at any time elect to rely on any one or more of the reasons set forth in the preceding clause (i), (ii) or (iii), then before making disclosure to any independent third party of or making use of any information, the receiving party will notify the disclosing party in writing of its intent to do so and supply the disclosing party with the basis for its reliance upon the applicability of clause (i), (ii) or (iii) to the information to be disclosed or used. In the event that the disclosing party fails to advise the receiving party in writing within 10 days from receipt of such notice that in the judgment of the disclosing party the preceding clause (i), (ii) or (iii) does not apply to the information which the receiving party intends to disclose or use, then the disclosing party is deemed to have waived any objection to such disclosure or use based on this Section 9.1 or otherwise.

                  With respect to its internal operations, each receiving party shall make reasonable efforts to limit access to information disclosed or otherwise obtained from a disclosing party to those of the receiving party's employees to whom it is essential to give access and only to such extent as is essential for each such employee to perform his or her regular duties. Each receiving party will exercise reasonable efforts to limit access to any information received from a disclosing party to a minimum number of its respective management personnel. No copies of any information received from any disclosing party shall be made by any receiving party, other than those copies required specifically for internal operation, and each receiving party shall use its reasonable efforts to keep records of all such copies. Each receiving party agrees that it will not use, license, sell or in any manner convey any information obtained by it from a disclosing party by virtue of this Agreement or otherwise and that may not be disclosed or used by the receiving party pursuant to this Section 9.1.

                  Each receiving party agrees that it shall ensure that the provisions of this Section 9.1 with respect to the protection of confidential information shall also apply as against any affiliate (including shareholders, officers and directors) of such receiving party.

                  9.2 NONSOLICITATION. Each member, while it is a member and for a period of two (2) years thereafter, agrees that it shall not (and it shall cause its affiliates not to) directly or indirectly solicit for purposes of employment any person who is or was an employee of another member or the Company at any time during the preceding 24 months, without the prior written consent of the other member.

                                   ARTICLE 10

                                   AMENDMENTS

                  The Certificate of Formation of the Company and this Agreement may be amended, and their provisions may be waived, only by written instrument approved by the management committee and signed by the officers of the founding members who have signed this Agreement or by their successors in office or by successors in interest to the founding members.

                                   ARTICLE 11

                                  MISCELLANEOUS

                11.1 ADDITIONAL DOCUMENTS. Each member shall execute such additional documents and take such actions as are reasonably requested by the other member or the Company in order to perform such first member's obligations under by this Agreement.

                11.2 ARBITRATION. Any dispute between the members or between the members and the Company concerning this Agreement shall be settled by arbitration before a single arbitrator, using the rules of commercial arbitration of the American Arbitration Association. Arbitration shall occur in Portland, Oregon, if arbitration is demanded by TA Operating Corporation, and in Cleveland, Ohio, if arbitration is demanded by Burns Bros., Inc. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to secure just and efficient resolution of the dispute. If the amount in controversy exceeds $10,000, the arbitrator's decision shall include a statement specifying in reasonable detail the basis for and computation of the amount of the award, if any. A party substantially prevailing in the arbitration shall also be entitled to recover such amount for its costs and attorneys fees incurred in connection with the arbitration as shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. Nothing herein, however, shall prevent a member from resort to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.

                11.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, which together shall constitute one agreement.

                11.4 GOVERNING LAW. This Agreement and the relationships of the members to each other, and their relationships to the Company as members, shall be governed by Delaware law, without regard to the principles of conflicts of laws.

                11.5 THIRD-PARTY BENEFICIARIES. This Agreement is intended solely for the benefit of the members and the Company and shall create no rights or obligations enforceable by any third party, including any creditor of the Company, except as otherwise expressly provided by this Agreement.

                11.6 CERTIFICATE REQUIREMENTS. From time to time the members shall sign and acknowledge all such writings as are required to amend the Certificate of Formation or for the carrying out of the terms of this Agreement or, upon dissolution of the Company, to cancel such Certificate of Formation.

                11.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the members with respect to the subject matter hereof.

                11.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any circumstance shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or of the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

                11.9 NUMBER AND GENDER. As used in this Agreement, all pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                11.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the members and their respective successors and permitted assigns.

                11.11 SECURITIES LAWS. All offerings and transfers of interests in the Company shall be made in compliance with applicable federal and state securities laws. Each member indemnifies the other members and the Company for any loss, cost, liability or damage arising from its breach of the foregoing sentence.

                11.12 WAIVER OF PARTITION. Each member hereby waives its right to bring any action for partition of any of the property owned by the Company.

                11.13 INJUNCTIVE RELIEF. Each member acknowledges that it will be impossible to measure in money the damages to the Company and to the other member if there is a failure to comply with this Agreement. Accordingly, it is agreed that the Company or any other member, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement without the necessity of proving actual damages. Each member and the Company hereby waives any requirement that the party seeking any such relief post a bond.

                11.14 TAX ELECTION. In the event of a transfer of all or any portion of the interest in the Company of a member, the Company may elect (by action of the members) pursuant to Section 754 of the Code to adjust the basis of assets of the Company upon written request of the transferee.

                11.15 SURVIVAL OF CERTAIN COVENANTS. The provisions of Article 9 of this Agreement shall survive any dissolution, termination and winding up of the Company in accordance with the terms of such provisions and shall continue to bind and inure to the benefit of the members and their successors and permitted assigns for the entire period of such covenants as specified therein.

                11.16 NOTICES. Notices required or permitted to be given pursuant to this Agreement shall be given in writing addressed, if to TABB, to:
TABB, LLC, 24651 Center Ridge Road, Westlake, Ohio 44145; if to Burns Bros., Inc., to: Burns Bros., Inc., Weatherly Building, Suite 1200, 516 S.E. Morrison, Portland, Oregon 97214; and , if to TA Operating Corporation, to: Truckstops of America, 24601 Center Ridge Road, Suite 300, Westlake, Ohio 44145-5634, or to such other address as a party may designate by notice to the other party. Notices shall be deemed given (i) when personally delivered; (ii) when transmitted by facsimile transmission if mailed in accordance with this paragraph within two business days after such transmission; or (iii) three calendar days after deposit in the United States mail, certified or registered mail, postage prepaid.

                ADOPTED as of   November 15   , 1995, by the undersigned,
                              ----------------
constituting all of the members.

                                          BURNS BROS., INC.

                                          By: /s/ Bruce E. Burns
                                             ------------------------------
                                          Name: Bruce E. Burns
                                               ----------------------------
                                          Its: President
                                              -----------------------------

                                          TA OPERATING CORPORATION,
                                          dba TRUCKSTOPS OF AMERICA

                                          By: /s/  Edwin P. Kuhn
                                             ------------------------------
                                          Name: Edwin P. Kuhn
                                               ----------------------------
                                          Its: President
                                              -----------------------------